UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2018

TIFFANY & CO.
(Exact name of Registrant as specified in its charter)

Delaware	1-9494	13-3228013
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Fifth Avenue, New York, New York		10010
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 755-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) As previously reported, Jean-Marc Bellaiche, Senior Vice President - Strategy and Business Development, will be leaving Registrant’s organization effective March 31, 2018. On March 14, 2018, Registrant and Tiffany and Company on the one hand (together, the “Company”), and Mr. Bellaiche on the other, entered into a Separation Agreement and Release (“Separation Agreement”).
The Separation Agreement provides that (i) the Company will pay Mr. Bellaiche (a) a lump sum cash payment of $770,000 (“Severance Payment”), representing one year of his annual base salary and (b) his annual cash bonus in respect of the fiscal year ending January 31, 2018, as determined by the Compensation Committee of Registrant’s Board of Directors (the “Committee”) (it being agreed that the corporate component will be determined in the same manner as such component is calculated for Registrant’s other executive officers); (ii) the Company will reimburse Mr. Bellaiche for the COBRA cost of continuing medical coverage for Mr. Bellaiche and his covered dependents until the earlier of September 30, 2019 and such time as he becomes eligible for health insurance coverage with a subsequent employer; and (iii) as permitted by the terms of the performance-based restricted stock units (“PSUs”) granted to Mr. Bellaiche on January 20, 2016, the Committee will take action to vest such PSUs in accordance with the terms and conditions (including performance goals) previously established by the Committee (such benefit, the “PSU Benefit”); provided that (x) the portion of such award to vest will be determined based on Registrant’s cumulative performance during the first two years of the three-year performance period, as Mr. Bellaiche was employed for the entirety of such two-year period, as compared to the previously established performance goals, with such performance goals to be prorated to reflect such two-year period (and the ROA Target, as defined in the applicable notice of grant, to be disregarded for this purpose), (y) the vesting will occur three business days following the public announcement of Registrant’s audited, consolidated financial results for the fiscal year ended January 31, 2019, and (z) such vesting may only be reduced on a discretionary basis to the extent such reduction is effective with respect to Registrant’s executive officers generally. The benefits described in the foregoing (i) to (iii) are subject to, and provided in exchange for: Mr. Bellaiche’s (A) execution, delivery and non-revocation of instruments effecting a release and waiver of claims in favor of the Company and its affiliates, and (B) agreement to return all property of the Company no later than March 31, 2018, to maintain the confidentiality of Company information and to cooperate in any investigation or litigation to which the Company is or may become subject. Breach of the agreements described in (B) of the foregoing sentence, or of other applicable confidentiality, no-hire and non-solicitation obligations to which Mr. Bellaiche is subject, will entitle Registrant to recover or revoke the Severance Payment and PSU Benefit described above.
The foregoing summary of the Separation Agreement is not complete and is qualified in its entirety by the Separation Agreement, a copy of which is filed as Exhibit 10.36 to this Form 8-K/A and is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.36	Separation Agreement and Release, dated as of March 14, 2018 by and among Tiffany & Co. and Tiffany and Company and Jean-Marc Bellaiche

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIFFANY & CO.
(Registrant)

By: /s/ Leigh M. Harlan
Leigh M. Harlan
Senior Vice President, Secretary
and General Counsel
Date: March 19, 2018

EXHIBIT INDEX

Exhibit No.	Description

10.36	Separation Agreement and Release, dated as of March 14, 2018 by and among Tiffany & Co. and Tiffany and Company and Jean-Marc Bellaiche